Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2013, with respect to the consolidated financial statements included in the Annual Report of BancFirst Corporation on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of BancFirst Corporation on Forms S-8 (File No. 333-119622, effective October 8, 2004; File No. 333-31886, effective March 7, 2000 and File No. 333-65129, effective September 30, 1998).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma March 14, 2014